UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Summit Hotel Properties, Inc. (the “Company”), as parent guarantor, Summit Hotel OP, LP (the “Operating Partnership”), as borrower, and each party executing the credit facility documentation as a subsidiary guarantor, entered into a $600 million senior unsecured credit facility (the “Credit Facility”) with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Regions Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, and a syndicate of lenders including Deutsche Bank AG New York Branch, Bank of America, N.A., Regions Bank, U.S. Bank National Association, KeyBank National Association, PNC Bank National Association, Royal Bank of Canada, Raymond James Bank, N.A., Branch Banking and Trust Company, Capital One, National Association and BMO Harris Bank N.A. The material terms of the Credit Facility are described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 10, 2018, which description is hereby incorporated by reference herein. The Credit Facility is comprised of a $400 million revolving credit facility (the “$400 Million Revolver”) and a $200 million term loan.

On March 19, 2020, the Company borrowed $125.0 million under the $400 Million Revolver as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from, and the adverse effects on operations of, the novel coronavirus and related respiratory disease (COVID-19) pandemic.

As of March 23, 2020, the principal amount outstanding under the $400 Million Revolver was approximately $220.0 million. The current interest rate for borrowings under the $400 Million Revolver is LIBOR plus 175 basis points based on the Company’s current leverage ratio, or approximately 2.68% as of March 23, 2020.

Item 7.01. Regulation FD Disclosure.

On March 25, 2020, the Company announced actions it has taken and will take to mitigate the operating and financial effects on the Company due to the COVID-19 pandemic.

A copy of the press release is furnished as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 8.01. Other Events.

On March 25, 2020, the Company announced that due to the effects of the COVID-19 pandemic it will temporarily suspend operations at certain hotels in response to specific government mandates or as the result of the current adverse market conditions.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to the suspension of operations at hotel properties. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, the effects of the COVID-19 pandemic and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued on March 25, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel,
Dated: March 25, 2020		Chief Risk Officer and Secretary